[EXHIBIT 32.1]

                   PURSUANT TO 18 U.S.C. SECTION 1350
            (Section 906 of the Sarbanes-Oxley Act of 2002)

     I, Robert E. Williams (principal financial and accounting officer) of J R Bassett Optical, Inc. (the "Registrant"), certify to the best of my knowledge, based upon a review of the Quarterly Report on Form 10QSB for the fiscal quarter ended September 30, 2005(the "Report") of the Registrant, that:

            (1) The Report fully complies with the requirements of section 13(a) and 15(d)of the Securities Exchange
          Act of 1934,as amended; and

            (2) The information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                  J R Bassett Optical, Inc.
                               (Formerly, Optical Express, Inc.)


October 18, 2005               Robert E. Williams
                               ---------------------------------
                               Robert E. Williams
                               President / C.E.O.